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                                                                    Exhibit 3.17



                                                                          220036


                                   AZ. CORP COMMISSION FOR THE STATE
                                   OF AZ. FILED
                                       DEC 29    2:38 P.M.  '89
                                   APPR  /s/ ILLEGIBLE
                                       -------------------------------
                                   DATE APPR  1/3/90   FILED__________
                                   TERM_______________________________
                                   DATE_____________   TIME___________

                           ARTICLES OF INCORPORATION

                                       OF

                           R.D. ARIZONA LADDER CORP.

KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, have this day associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Arizona, and for that purpose hereby adopt the following Articles of
Incorporation:

                                   ARTICLE I

         The name of the Corporation is R.D. ARIZONA LADDER CORP.

                                   ARTICLE II

         The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                  ARTICLE III

The corporation initially intends to conduct the business of manufacturing.

                                   ARTICLE IV

         The corporation shall have the authority to issue One Hundred Thousand (100,000) shares of common stock at no par value.

         The capital stock of this corporation shall be paid in at such time or times, as the Board of Directors may designate, in cash, real or personal property, services, leases, options to purchase, or any other valuable rights or thing for the uses and purposes of this corporation and all shares of the capital stock when issued in exchange therefor, shall thereupon and thereby become fully paid, the same as though paid for in cash at par, and shall be nonassessable forever. The judgement of the Directors honestly exercised as to the value of any real or personal

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property, services, leases, options to purchase, or any other valuable thing or right acquired in exchange for capital stock, shall be conclusive.

         The shareholders of the corporation shall have pre-emptive rights as to any new or existing classes of stock issued by the corporation.

         No holder of shares of common stock of this corporation shall sell or transfer any such shares, except for gifts or testamentary dispositions to a spouse, children, grandchildren or parents, without first offering such shares on identical terms and conditions to the other holders of issued and outstanding common stock of the corporation. Each stockholder shall have sixty (60) days after receiving notice of such offer within which to accept it. Each stockholder shall have the right to purchase an amount of stock equal to the ratio of the stock standing in his name as shown on the books of the corporation to the aggregate amount of stock standing in the names of all the stockholders exercising their right to purchase. The stockholders, as a group, may not accept less than all of the stock offered. References shall be made to the foregoing restrictions on the face of each and every stock certificate representing shares of common stock of the corporation.

                                   ARTICLE V

         The initial Board of Directors shall consist of one (1) director but the number of Directors shall, from time to time, be designated by the bylaws of the corporation, and said officers and directors need not be stockholders. The person who is to serve as director until the first annual meeting of shareholders or until her successors are elected and qualify is:

                              Eric J. Werner
                              93 Werner road
                              Greenway,PA  16125

                                   ARTICLE VI

         The corporation shall indemnify any person who incurs expenses by reason of the fact he or she is or was an officer, director, employee or agent of the corporation. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

                                  ARTICLE VII

         The private property of the incorporators, directors, officers and stockholders of this corporation shall be exempt from liability for the corporation debts and obligations.

                                  ARTICLE VIII

         The name and address of the statutory agent of the corporation is Prentice Hall Corporation system, 7037 N. 11th Street, Phoenix, Arizona 85020.



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                                   ARTICLE IX

         The incorporators of this corporation are:

Catherine S. Wagner                     Diane P. Karch
7037 N. 11th Street                     7037 N. 11th Street
Phoenix, AZ  85020                      Phoenix, AZ  85020

         The powers and duties of the incorporators cease upon the filing of these Articles of Incorporation at the Arizona Corporation Commission.

IN WITNESS WHEREOF, we, the undersigned, have hereunto signed our names this 29th day of December, 1989.



                                             /s/ Catherine S. Wagner
                                          -------------------------------------
                                             Catherine S. Wagner

                                             /s/ Diane P. Karch
                                          --------------------------------------
                                            Diane P. Karch







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